                        Southern Peru Copper Corporation

                               20,978,497 Shares(1)
                                  Common Stock
                                ($0.01 par value)

                             Underwriting Agreement

                                                              New York, New York
                                                                    June 9, 2005

Citigroup Global Markets Inc.
UBS Securities LLC
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

            The stockholders of Southern Peru Copper Corporation, a corporation organized under the laws of Delaware (the "Company"), named in Schedule II hereto (the "Selling Stockholders") propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 20,978,497 shares of Common Stock, $0.01 par value ("Common Stock"), of the Company (said shares to be sold by the Selling Stockholders being hereinafter called the "Underwritten Securities"), with each Selling Stockholder selling the number of Underwritten Securities set forth opposite such Selling Stockholder's name on Schedule II hereto. The Selling Stockholders also propose to grant to the Underwriters an option to purchase up to 1,573,387 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the

---------------------
  (1) Plus an option to purchase from the Selling Stockholders up to 1,573,387 additional shares of Common Stock to cover over-allotments.

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                                                                               2

Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be (the "Incorporated Documents"), it being understood that in the case of any Incorporated Document that is supplemented or amended by a subsequent Incorporated Document, the Incorporated Document as amended or supplemented shall be the relevant document with respect to any representations and warranties concerning such Incorporated Document herein; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

      1. Representations and Warranties.

            (i) The Company represents and warrants to, and agrees with, each Underwriter and each Selling Stockholder as set forth below in this Section 1(i).

            (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (file number 333-124439) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a Preliminary Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause
      (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(i).


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                                                                               3

            (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; the Incorporated Documents, when they were filed, complied in all material respects with the applicable requirements of the Exchange Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives or any Selling Stockholder specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information is that described in Section 8(c) and 8(b) hereof, respectively.

            (c) Each of the Company and its material subsidiaries listed on
      Schedule III hereof (each a "Material Subsidiary" and together the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing (to the extent applicable) under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"). Schedule III lists each subsidiary of the Company and the jurisdiction in which it is chartered or organized. The subsidiaries of the Company which are not Material Subsidiaries do not individually or, taken together, constitute a "Significant Subsidiary" of the Company (as defined in Regulation S-X).

            (d) All the outstanding shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and


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                                                                               4

      nonassessable, and, except as otherwise set forth in the Final Prospectus or on Schedule III, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned Material Subsidiaries free and clear of any security interests, claims, liens or encumbrances.

            (e) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock (including the Securities) have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been approved for listing on the New York Stock Exchange and the Lima Stock Exchange; the certificates for the Securities are in due and proper form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

            (f) The statements in the Final Prospectus (exclusive of any supplement thereto) under the headings "Risk Factors," "Industry," "Business," "Related Party Transactions," "Taxation" and "Description of Capital Stock," or, to the extent not superseded by the Final Prospectus, in the equivalent portions of the Incorporated Documents insofar as such statements summarize legal matters, agreements, documents or proceedings, are accurate and fair summaries of such legal matters, agreements, documents or proceedings; and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

            (g) This Agreement has been duly authorized, executed and delivered by the Company.

            (h) The Company is not and, after giving effect to the offering and sale of the Securities as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

            (i) No consent, approval, authorization, filing, order, registration or qualification of or with any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Act or the Exchange Act and such as may be required under the securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

            (j) Neither the execution and delivery of this Agreement nor the sale of the Securities nor the consummation of any other of the transactions herein


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                                                                               5

      contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries, pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties except, in the case of (ii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect.

            (k) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement, other than the Selling Stockholders in respect of the securities registered thereunder.

            (l) The consolidated financial statements of the Company and its consolidated subsidiaries incorporated by reference in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The combined consolidated financial statements of the Company and its consolidated subsidiaries (including Minera Mexico, S.A. de C.V. ("Minera Mexico") and its consolidated subsidiaries) included in the Final Prospectus and the Registration Statement (the "Combined Financial Statements") present fairly in all material respects the combined financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected combined consolidated financial data as of or for the years ended December 31, 2000 and 2001 set forth under the captions "Summary--Summary Combined Financial Information" and "Selected Combined Financial Information" in the Final Prospectus and the Registration Statement (i) have been derived from combined consolidated financial statements of the Company and its consolidated subsidiaries (including Minera Mexico and its consolidated subsidiaries) that present fairly in all material respects the combined financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, (ii) comply as to form with the applicable accounting requirements of the Act and (iii) have been prepared (x) in conformity with United States generally accepted accounting principles applied


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                                                                               6

      on a consistent basis throughout the periods involved (except as otherwise noted therein) and (y) on a basis which is consistent in all respects with the basis on which the Combined Financial Statements were prepared.

            (m) On the Effective Date, on the Closing Date and on any settlement date with respect to the Option Securities, all information related to the Company's ore reserves included in the Registration Statement and the Final Prospectus (collectively, the "Company Reserve Information") (i) will be accurate in all material respects and (ii) will comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and the respective rules thereunder. The Company Reserve Information has been calculated in accordance with standard mining engineering procedures used in the copper mining industry and applicable government reporting requirements and applicable law. All assumptions used in the calculation of the Company Reserve Information were and are reasonable.

            (n) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could have a material adverse effect on the ability of the Company to perform under this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (o) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

            (p) Neither the Company nor any subsidiary is, or with the giving of notice or lapse of time or both would be, in violation of or in default under (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (ii) and (iii) above, for such violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

            (q) PricewaterhouseCoopers S.C., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and the audited combined consolidated financial statements included in the Final Prospectus, are independent public accountants with respect to the Company


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                                                                               7

      within the meaning of the Act and the applicable published rules and regulations thereunder.

            (r) Deloitte & Touche LLP, who have previously certified certain financial statements of the Company, were at all times during their engagement by the Company independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

            (s) Arthur Andersen LLP, who have previously certified certain financial statements of the Company, were at all times during their engagement by the Company independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

            (t) No stamp or other transfer taxes or duties and no capital gains, income, stock exchange, value-added, withholding or other taxes are payable in the United States, Peru, Mexico or any other jurisdiction in which either the Company or any of its subsidiaries is organized or engaged in business for tax purposes or, in each case, any political subdivision thereof or any authority having power to tax, in connection with the execution or delivery of this Agreement by the Company.

            (u) The Company and each of its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (v) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened and the Company is not aware of any existing or, to the knowledge of the Company, threatened labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that would have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (w) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes to be prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect;


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                                                                               8

      and the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

            (x) No Material Subsidiary of the Company is currently prohibited, directly or indirectly, from paying dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Prospectus (exclusive of any supplement thereto).

            (y) The Company and its subsidiaries possess all licenses, concessions, certificates, permits and other authorizations, in each case that are material to its business or operations, issued by the appropriate federal, national, state or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted ("Permits"); the Company and its subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to any such Permits which are material to its business or operations and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (z) The Company and each of its subsidiaries maintain and will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
      (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (aa) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (bb) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, national, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable

      Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (cc) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications.

            (dd) Neither the Company nor any of its Material Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Material Subsidiaries is aware of or has taken any action, directly or indirectly, that (i) would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and (ii) the Company, its Material Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure in all material respects, and which are reasonably expected to continue to ensure in all material respects, continued compliance therewith.

            (ee) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Mexico or Peru.

            (ff) The acquisition of Minera Mexico by the Company has been completed in accordance with the terms of the Merger Agreement. The Merger Agreement has not been amended and none of the terms, conditions or covenants of the Merger Agreement was waived by any of the parties to such Agreement on or prior to April 1, 2005.

            (gg) The Company has provided to the Representatives true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

            (hh) All of the shares of the Company's Class A common stock ("Class A Shares") have been converted into an equal number of shares of Common Stock.

            Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

            (ii) Each Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

            (a) Such Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, has duly endorsed such Securities in blank or accompanied by a blank stock power, has delivered such Securities to the Bank of New York, the Company's stock transfer agent, and has instructed such transfer agent to deliver the securities to DTC for credit to the securities account or accounts of such Underwriter maintained with DTC on the Closing Date. Upon the crediting of such Securities to the securities account of such Underwriter maintained with DTC and payment therefor by such Underwriter, as provided herein, such Underwriter will have acquired a security entitlement (within the meaning of Section 8-501 of the UCC) to such Securities, and no action based on any adverse claim may be asserted against such Underwriter with respect to such security entitlement.

            (b) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (c) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained or made under the Act and the

      Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

            (d) Neither the execution and delivery of this Agreement nor the sale of the Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder nor the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under (i) any applicable law, statute, rule or regulation, (ii) the charter, by-laws, certificate of formation or operating agreement, as applicable, of such Selling Stockholder, (iii) the terms of any indenture or other agreement or instrument to which such Selling Stockholder or any of its subsidiaries is a party or bound, or
      (iv) any judgment, order or decree applicable to such Selling Stockholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder or any of its subsidiaries, except, in the case of
      (iii) and (iv) above, such conflicts, breaches, violations, or defaults that would not, individually or the aggregate, have a material adverse effect on the ability of such Selling Stockholder to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement.

            (e) On the Effective Date, the Registration Statement (solely with respect to the Selling Stockholder Information (as defined below) contained therein) did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any settlement date, the Final Prospectus (and any supplement thereto) (solely with respect to the Selling Stockholder Information contained therein) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement (solely with respect to the Selling Stockholder Information contained therein) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) (solely with respect to the Selling Stockholder Information contained therein) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood and agreed that the only such information furnished by any Selling Stockholder (the "Selling Stockholder Information") consists of (i) the name of such Selling Stockholder, (ii) the number of Securities to be offered by such Selling Stockholder, (iii) the number of shares of common stock beneficially owned by such Selling Stockholder before the offering and
      (iv) the number of shares of common stock beneficially owned by such Selling Stockholder after the offering, in each case as set forth in the table under the caption "Principal and Selling Stockholders--Selling Stockholders" in any Preliminary Prospectus and the Final Prospectus.

            (f) There are no affiliations or associations between any Underwriter and such Selling Stockholder; none of the proceeds received by such Selling Stockholder from the sale of the Securities to be sold by such Selling Stockholder pursuant to this Agreement will be paid to any Underwriter or any affiliate of any Underwriter.

            (g) This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.

            (h) At the time of purchase and each additional time of purchase, all stock transfer taxes, if any, that are required to be paid in connection with the sale and transfer of the Securities to be sold by such Selling Stockholder to the several Underwriters hereunder shall have been fully paid or provided for by such Selling Stockholder.

            (i) Such Selling Stockholder has not, prior to the execution of this Agreement, distributed any "prospectus" (within the meaning of the Act) or offering material in connection with the offering or sale of (i) Class A Shares or (ii) the Securities other than the Registration Statement and the then most recent Preliminary Prospectus and will not, at any time on or after the execution of this Agreement and prior to the completion of the offering, distribute any "prospectus" (within the meaning of the Act) or offering material in connection with the offering or sale of the Securities other than the Registration Statement and the then most recent Final Prospectus.

            Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives pursuant to Section 6(i) in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

            2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $40.635 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

            (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 1,573,387 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities that each Selling Stockholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Selling Stockholder listed in Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be sold by each Selling Stockholder and the number of Option Securities to be sold. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

            3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on June 15, 2005, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities being sold by each of the Selling Stockholders to or upon the order of such Selling Stockholder by wire transfer payable in same-day funds to an account specified by such Selling Stockholder. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company ("DTC").

            Each Selling Stockholder will pay all applicable transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

            If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders will deliver the Option Securities through the facilities of DTC on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of each of the Selling Stockholders by wire transfer payable in same-day funds to an account specified by such Selling Stockholder. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

            4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

            5. Agreements.

            (i)The Company agrees with the several Underwriters and each Selling Stockholder that:

            (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective under the Act. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or, if known to the Company, the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

            (c) As soon as practicable, the Company will make generally available to its securityholders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.

            (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

            (f) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), except as provided hereunder, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Common Stock (i) pursuant to registrations on Form S-4 in connection with acquisitions, mergers, or business combinations, provided that each recipient of such Common Stock shall have executed a letter substantially in the form of Exhibit A hereto in conjunction with such issuance or sale, or (ii) in connection with any employee benefit, stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of options, warrants or similar rights outstanding at the Execution Time.

            (g) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (h) The Company will pay all costs, expenses, fees and taxes in connection with the performance of its obligations hereunder to the extent the Selling Stockholders are not obligated to pay such costs, expenses, fees and taxes pursuant to paragraph (ii)(c) of this Section 5 or pursuant to Section 2(b) of the Registration Rights Agreement.

            (ii) Each Selling Stockholder agrees with the several Underwriters that:

            (a) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (b) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Final Prospectus relating to such Selling Stockholder.

            (c) As between the Selling Stockholders and the Underwriters, the Selling Stockholders severally agree to pay, in the manner set forth in
      Section 2(b) of the Registration Rights Agreement, all costs, expenses, fees and taxes, other than legal fees and disbursements of counsel to the Underwriters (except as expressly provided in clauses (iv) and (vi) of this paragraph (c) or otherwise expressly set forth in this Agreement), in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities to the Underwriters,
      (iii) the producing, word processing and/or printing of any Agreement Among Underwriters, any dealer agreements and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Securities for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers,
      (v) any listing of the Securities on any securities exchange or qualification of the Securities for quotation on the New York Stock Exchange or the Lima Stock Exchange and any registration thereof under the Exchange Act or applicable Peruvian law or regulation, (vi) any filing for review of the public offering of the Securities by the NASD, including filing fees and the reasonably incurred legal fees and disbursements of one counsel to the Underwriters relating to NASD matters, (vii) the fees and disbursements of any transfer agent or registrar for the Securities in connection with the delivery of the Securities to the Underwriters, and any fees or expenses payable to DTC or any similar system in Peru, (viii) the costs and expenses of the Company, the Underwriters and each Selling Stockholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Securities to prospective investors and the Underwriters' sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company, by the Underwriters or by any Selling Stockholder and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of each Selling Stockholder's other obligations hereunder; provided that the foregoing shall not include (i) salaries of Company personnel or general overhead expenses of the Company, (ii) auditing fees or (iii) other expenses (A) for the preparation of regular periodic financial statements or other data normally prepared by the Company in the ordinary course of its business or (B) which the Company would have incurred in any event. Except as otherwise expressly set forth in this Agreement, the Underwriters shall be solely responsible for the fees and disbursements of their counsel.

            (iii) Notwithstanding anything to the contrary in this Agreement, the Selling Stockholders severally agree to pay or reimburse the Company, in the manner set forth in Section 2(b) of the Registration Rights Agreement (but without duplication of any payment made pursuant to paragraph (ii)(above), all Registration Expenses (as defined in the Registration Rights Agreement).

            6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

            (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than 9:30 AM on the Business Day following the day on which the public offering price was determined; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Company shall have requested and caused Milbank, Tweed, Hadley & McCloy LLP U.S. counsel for the Company, to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, in the forms set forth on Annex A hereto.

            (c) The Company shall have requested and caused Payet, Rey, Cauvi Abogados, Peruvian counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex B hereto.

            (d) The Company shall have requested and caused Lic. Armando Ortega G., General Counsel of the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, in the form set forth on Annex C hereto.

            (e) Cerro Trading Company, Inc. and SPC Investors, L.L.C. shall have requested and caused Cleary, Gottlieb, Steen & Hamilton LLP, Adam J. Grais, Esq., and Robert W. Webb, Esq., to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, in the forms set forth on Annexes D-1, D-2 and D-3 hereto.

            (f) The Phelps Dodge Entities shall have requested and caused Debevoise & Plimpton LLP, Loyens & Loeff N.V. and Catherine R. Hardwick, Esq., to have furnished to the Representatives their opinions, dated the Closing Date and addressed to the Representatives, in the forms set forth on Annexes E-1, E-2 and E-3 hereto.

            (g) The Representatives shall have received from (i) Cravath, Swaine & Moore LLP, New York counsel for the Underwriters, (ii) Estudio Luis Echecopar

      Garcia, Peruvian counsel for the Underwriters, and (iii) Ritch, Heather Y Mueller, S.C., Mexican counsel for the Underwriters, such opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (h) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the signers' knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (i) Each Selling Stockholder shall have furnished to the Representatives a certificate, signed on its behalf by an officer, director or member, dated the Closing Date, to the effect that the signer of such certificate has examined the Selling Stockholder Information included in the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that the representations and warranties of such Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

            (j) The Company shall have requested and caused
      PricewaterhouseCoopers S.C. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the

      Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (PCAOB), and stating in effect that:

                  (i) in their opinion the audited combined consolidated
            financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                  (ii) on the basis of a reading of the latest unaudited
            financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and the executive, compensation and audit committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below nothing came to their attention which caused them to believe that:

                        (1) with respect to the period subsequent to March 31,
                  2005, there was any change, at a specified date not more than five days prior to the date of the letter, in the long-term debt, or decrease in total assets or stockholders' equity of the combined company as compared with the amounts shown on the March 31, 2005, unaudited balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from April 1, 2005, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated total net sales, net earnings, operating income, or basic and diluted net earnings per share, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                        (2) the unaudited income statement for the three-month
                  periods ended March 31, 2005 and 2004 and balance sheet data as of March 31, 2005 and 2004 included in the Final Prospectus under the heading "Recent Developments" do not agree with the amounts set forth in the unaudited financial statements for the same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus; and

                  (iii) they have performed certain other specified procedures, requested by the Representatives, as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus that has previously been identified to you agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

            References to the Final Prospectus in this paragraph (j) include any supplement thereto at the date of the letter.

            (k) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect that:

                  (i) in their opinion the audited consolidated financial
            statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                  (ii) they have performed certain other specified procedures, requested by the Representatives, as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus that has previously been identified to you agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

            References to the Final Prospectus in this paragraph (k) include any supplement thereto at the date of the letter.

            (l) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (j) or (k) of this
      Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, results of operations, business or properties of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

            (m) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

            (n) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (o) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each stockholder and individual listed in Schedule IV hereto, addressed to the Representatives.

            (p) At the Execution Time, each Selling Stockholder shall have furnished to the Representatives a letter substantially in the form of Exhibit B hereto, addressed to the Representatives.

            (q) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

            If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

            The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at 825 Eighth Avenue, New York, New York 10019, on the Closing Date.

            7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Selling Stockholders will, in the manner set forth in Section 2(b) of the Registration Rights Agreement, reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including fees and disbursements of counsel reasonably incurred) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities; provided that if the principal cause of such failure to consummate the sale of the Securities provided for herein is the Company's failure to use reasonable best efforts to fulfill its obligations under the Registration Rights Agreement, the Company shall reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

            8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each Selling Stockholder, the directors, officers, employees and agents of each Underwriter and Selling Stockholder and each person who controls any Underwriter or Selling Stockholder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Final Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the

Company by or on behalf of any Underwriter through the Representatives or any Selling Stockholder specifically for inclusion therein, it being understood and agreed that the only such information is that described in Section 8(c) and 8(b) hereof, respectively; provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (A) the Company had previously furnished copies of the Final Prospectus to the Representatives, (B) delivery of the Final Prospectus was required by the Act to be made to such person, (C) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Final Prospectus and (D) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to the Selling Stockholder Information. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

            (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and each Selling Stockholder, each of their respective directors, each of its officers who signs the Registration Statement, and each person who controls the Company and each Selling Stockholder within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" in any Preliminary Prospectus and the Final Prospectus, (i) the sentences related to concessions and reallowances; and (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus.

            (d) Promptly after receipt by an indemnified party under this
      Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
      (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonably incurred fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

            (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

            (f) The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this
      Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Stockholder to the Underwriters.

            9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in
Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any non-defaulting Underwriter for damages occasioned by its default hereunder.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission, the New York Stock Exchange or the Lima Stock Exchange, or trading in securities generally on the New York Stock Exchange or the Lima Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by Federal, New York State, Mexican or Peruvian authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, act of terrorism, declaration by the United States, Mexico or Peru of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

            11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the

Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

            12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:
General Counsel, and (ii) the UBS Securities LLC General Counsel (fax no.: (212) 821-4042) and confirmed to the General Counsel, UBS Securities LLC, at 299 Park Avenue, New York, New York, 10171, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Southern Peru Copper Corporation (fax no.:52 (55) 5574-8442) and confirmed to Southern Peru Copper Corporation, 2575 East Camelback Rd., Phoenix, AZ 85016, Attention: General Counsel; or if sent to any Selling Stockholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

            13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

            14. Applicable Law. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or indirectly, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

            15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholders each consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Selling Stockholders each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter, the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Selling Stockholders (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each Underwriter, the Company and the Selling Stockholders each agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each Underwriter, the Company and the Selling Stockholders and may be enforced in any other courts to the jurisdiction of which any Underwriter, the Company or any Selling Stockholder is or may be subject, by suit upon such judgment.

            16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

            17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

            18. Miscellaneous. UBS Securities LLC ("UBS"), an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

            19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(i)(a) above contained in the Registration Statement at the Effective Date including any Preliminary Prospectus.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Mexico City, DF.

            "Commission" shall mean the Securities and Exchange Commission.

            "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

            "Merger Agreement" shall mean the merger agreement dated October 21, 2004 by and among the Company, SPCC Merger Sub, Inc., Americas Sales Company, Inc., Americas Mining Corporation and Minera Mexico.

            "Phelps Dodge Entities" shall mean Climax Molybdenum B.V. and Phelps Dodge Overseas Capital Corporation.

            "Preliminary Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

            "Registration Rights Agreement" shall mean the registration rights agreement dated as of March 21, 2005 by and between Cerro Trading Company, Inc., SPC Investors, L.L.C., Phelps Dodge Corporation, the Phelps Dodge Entities, the Company and Americas Mining Corporation.

            "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

            "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

            "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(i)(a) hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                                Very truly yours,

                                SOUTHERN PERU COPPER CORPORATION,

                                  By  /s/ Armando Sausto Ortega Gomez
                                      ----------------------------------
                                      Name:
                                      Title:

                                CERRO TRADING COMPANY, INC.,

                                  By  /s/ Robert W. Webb
                                      ------------------------------------
                                      Name: Robert W. Webb
                                      Title: Secretary and General Counsel

                                SPC INVESTORS, L.L.C.,

                                  By  /s/ Glen Miller
                                      ------------------------------------
                                      Name: Glen Miller
                                      Title: President

                            PHELPS DODGE OVERSEAS CAPITAL CORPORATION,

                              By  /s/ S. David Colton
                                  -------------------------------------------
                                  Name:  S. David Colton
                                  Title: Senior Vice President & Gen. Counsel

                            CLIMAX MOLYBDENUM B.V.,

                              By  /s/ David H. Thornton
                                  -------------------------------------------
                                  Name:  David H. Thornton
                                  Title: Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
UBS Securities LLC

By: Citigroup Global Markets Inc.

  By:  /s/ John Boord
       --------------------------
       Name:  John Boord
       Title: Managing Director

By: UBS Securities LLC

  By:  /s/ Paul Knight
       --------------------------
       Name:  Paul Knight
       Title: Managing Director

  By:  /s/ Francisco Salas
       --------------------------
       Name:  Francisco Salas
       Title: Director

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement

                                   SCHEDULE I

                                                                             NUMBER OF UNDERWRITTEN
                           UNDERWRITERS                                    SECURITIES TO BE PURCHASED
                           ------------                                    --------------------------
Citigroup Global Markets Inc. ....................................                 8,915,861
UBS Securities LLC ...............................................                 8,915,861
Merrill Lynch, Pierce, Fenner & Smith Incorporated................                 1,048,925
Scotia Capital Inc. ..............................................                 1,048,925
BNP Paribas Securities Corp. .....................................                 1,048,925
                                                                                  ----------

             Total................................................                20,978,497
                                                                                  ==========

                                   SCHEDULE II

                                                       NUMBER OF                MAXIMUM NUMBER OF
                                                      UNDERWRITTEN              OPTION SECURITIES
          SELLING STOCKHOLDERS:                   SECURITIES TO BE SOLD            TO BE SOLD
          ---------------------                   ---------------------         -----------------
Cerro Trading Company, Inc.                            8,835,431                     662,657
225 West Washington Street
Suite 1900
Chicago, Illinois  60606
Facsimile No.:  (312) 845-8769
email: robert.webb@marmon.com

SPC Investors, L.L.C.                                  1,748,837                     131,163
71 South Wacker Drive
Suite 4600
Chicago, Illinois 60606
Facsimile No.:  (312) 577-2619
email: gmiller@divjin.com

Phelps Dodge Overseas Capital Corporation              8,338,415                     625,381
One North Central Avenue
Phoenix, Arizona 85004
Facsimile No.:  (602) 366-7321
email: dcolton@phelpsdodge.com

Climax Molybdenum B.V.                                 2,055,814                     154,186
One North Central Avenue
Phoenix, Arizona 85004
Facsimile No.:  (602) 366-7321
email: dcolton@phelpsdodge.com

                                                      ----------                   ---------
             Total.......................             20,978,497                   1,573,387
                                                      ==========                   =========

                                  SCHEDULE III

                              MATERIAL SUBSIDIARIES

                                                                                                     PERCENT OWNED BY
                SUBSIDIARY                                                 JURISDICTION                 THE COMPANY
                ----------                                                 ------------              ----------------
Industrial Minera Mexico, S.A. de C.V.                                       Mexico                      99.99%
Mexicana de Cananea, S.A. de C.V.                                            Mexico                      99.99%
Mexicana de Cobre, S.A. de C.V.                                              Mexico                      99.97%
Minerales y Minas Mexicanas, S.A. de C.V.                                    Mexico                        100%
Minera Mexico, S.A. de C.V.                                                  Mexico                      99.14%
Minerales Metalicos del Norte, S.A.                                          Mexico                        100%
Southern Peru Limited                                                       Delaware                       100%

                               OTHER SUBSIDIARIES

                                                                                                  PERCENT OWNED BY
                          SUBSIDIARY                                      JURISDICTION              THE COMPANY
                          ----------                                      ------------            ----------------
Americas Mining de Mexico, S.A. de C.V.                                      Mexico                     100%
Compania de Terrenos e Inversiones de S.L.P., S.C. por A.S.A.                Mexico                     100%
Compania Minera Los Tolmos, S.A.                                              Peru                      100%
Hospital del Ronquillo, S. de R.L. de C.V.                                   Mexico                     100%
Mexicana del Arco, S.A. de C.V.                                              Mexico                     100%
Mexico Compania Inmobiliaria, S.A.                                           Mexico                     100%
Minera Cumobabi, S.A. de C.V.                                                Mexico                     100%
Minera Mexico Internacional, Inc.                                           New York                    100%
Minera Pilares, S.A. de C.V.                                                 Mexico                      51%
Preparacion de Terrenos para Labranza, S.C.                                  Mexico                     100%
Proyecciones Urbanisticas, S. de R.L. de C.V.                                Mexico                     100%
Servicios de Apoyo Administrativo, S.A. de C.V.                              Mexico                     100%
Taller Escuela de Plateria de Sombrerete, S.A.                               Mexico                      98%
Western Copper Supplies                                                     Arizona                     100%
Logistics Services Incorporated                                             Delaware                    100%
Global Natural Resources, Inc.                                              Delaware                    100%
Multimines Corporation                                                      Delaware                    100%
Multimines Insurance Company, Ltd.                                          Bermuda                     100%
Southern Peru Copper Corporation, Agencia Chile                              Chile                      100%

                                   SCHEDULE IV

5% STOCKHOLDERS

  Americas Mining Corporation
  SPHC II Incorporated

EXECUTIVE OFFICERS AND DIRECTORS

  German Larrea Mota-Velasco
  Oscar Gonzalez Rocha
  Xavier Garcia de Quevedo Topete
  Jaime F. Collazo Gonzalez
  Remigio Martinez Muller
  Vidal Muhech Dip
  Armando Ortega Gomez
  Mario Vinageras Barroso
  Jose N. Chirinos Fano
  Emilio Carrillo Gamboa
  Harold S. Handelsman
  Genaro Larrea Mota-Velasco
  Luis Miguel Palomino Bonilla
  Gilberto Perezalonso Cifuentes
  Juan Rebolledo Gout
  Carlos Ruiz Sancristan
  J. Eduardo Gozalez Felix

                                                                       EXHIBIT A

      [LETTERHEAD OF OFFICER, DIRECTOR OR MAJOR STOCKHOLDER OF THE COMPANY]

                        Southern Peru Copper Corporation
                         Public Offering of Common Stock

                                                                       [-], 2005

Citigroup Global Markets Inc.
UBS Securities LLC
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

            This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Southern Peru Copper Corporation, a Delaware corporation (the "Company"), the Selling Stockholders listed on Schedule II thereto and each of you as representatives (the "Representatives") of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the "Common Stock"), of the Company.

            In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock (i) disposed of as bona fide gifts approved by the Representatives, (ii) transferred to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or (iii) held by a corporation that are transferred to any of its subsidiaries or affiliates, provided, that any such transferee pursuant to clause (i), (ii) or (iii) agrees in writing to be bound by the restrictions set forth herein.

            If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                           Yours very truly,

                           [Signature of officer, director or major stockholder]

                           [Name and address of officer, director
                           or major stockholder]

                                                                       EXHIBIT B

                       [LETTERHEAD OF SELLING STOCKHOLDER]

                        Southern Peru Copper Corporation
                         Public Offering of Common Stock

                                                                       [-], 2005

Citigroup Global Markets Inc.
UBS Securities LLC
As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

            This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), among Southern Peru Copper Corporation, a Delaware corporation (the "Company"), the Selling Stockholders listed on Schedule II thereto and each of you as representatives (the "Representatives") of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the "Common Stock"), of the Company.

            In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock (i) sold pursuant to the Underwriting Agreement or (ii) disposed of as bona fide gifts approved by the Representatives, (iii) with respect to each of Cerro Trading, Inc. and SPC Investors, L.L.C., transferred to such Selling Stockholder's parent corporation or such Selling

Stockholder's parent corporation's trust shareholders and/or beneficiaries and any person owned or controlled by such trust shareholders and/or beneficiaries, or (iv) with respect to the Phelps Dodge Entities, transferred to affiliates of the Phelps Dodge Entities; provided that any such transferee pursuant to clause
(ii), (iii) or (iv) agrees in writing to be bound by the restrictions set forth herein and provided, further, that the restrictions in this letter shall not apply to any shares of capital stock of the Company that are (x) not registered with the Securities and Exchange Commission pursuant to the Registration Statement (as defined in the Underwriting Agreement) and (y) owned by any affiliate of the undersigned that is a beneficial owner of less than 2,000 shares of capital stock of the Company. For the purposes of this agreement, "affiliate" of any particular person means any other person controlling, controlled by, or under common control with such particular person, where "control" means the possession, directly or indirectly, of the power to direct the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

            If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                       Yours very truly,

                                       [Signature of Selling Stockholder]

                                       [Name and address of Selling Stockholder]

                                                                         ANNEX A

               FORM OF MILBANK, TWEED, HADLEY & MCCLOY LLP OPINION

                                               June __, 2005

Citigroup Global Markets Inc.
UBS Securities LLC
As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171

     Re: Southern Peru Copper Corporation - Secondary Common Stock Offering

Ladies and Gentlemen:

We have acted as special counsel for Southern Peru Copper Corporation, a Delaware corporation (the "Company"), in connection with the offer and sale by the Selling Stockholders, and the purchase by you and the other several underwriters named in Schedule II thereto (the "Underwriters"), of __________ shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock") pursuant to an Underwriting Agreement dated June 9, 2005 (the "Underwriting Agreement"), by and among the Company, the Selling Stockholders and you, as Representatives of the several Underwriters. This opinion is being furnished to you pursuant to Section 6(b) of the Underwriting Agreement. The capitalized terms used herein that are not defined herein shall have the respective meanings set forth in the Underwriting Agreement.

In rendering the opinions expressed below, we have examined such documents and records as we have deemed appropriate, including the following:

            (i) a signed copy of the Registration Statement on Form S-3, File No. 333-124439, filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on April 28, 2005, as amended by Amendment No. 1 and Amendment No. 2 thereto;

            (ii) copies of the prospectus related to the Shares in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act (the Registration Statement, as amended through the date on which it became effective, including the exhibits and schedules thereto, being herein referred to as the "Registration Statement," and such prospectus in the form in which it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, being herein referred to as the "Prospectus");

            (iii) signed copies of the Underwriting Agreement; and

            (iv) a specimen stock certificate of the Company, certified by The Bank of New York to be a true and complete, used to evidence the Common Stock.

We have received oral advice from the Commission that the Registration Statement was declared effective at 10 a.m. New York time on _____ __, 2005. Also, today a member of the Staff of the Commission advised us orally that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or proceeding initiated for that purpose or threatened by the Commission.

We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and The Bank of New York, in its capacity as the Company's registrar and transfer agent with respect to the Common Stock (the "Transfer Agent") and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents and the due organization of all parties other than the Company. As to various questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and the Transfer Agent and other appropriate persons and statements contained in the Registration Statement and the representations and warranties of the Company and the Selling Stockholders set forth in the Underwriting Agreement.

In addition, we attended the closing held today at our offices in New York, New York, during the course of which the Selling Stockholders delivered, or caused to be delivered, the Shares to the Transfer Agent for the accounts of the several Underwriters, in accordance with the Underwriting Agreement, against payment therefor. Insofar as statements herein are based upon our actual knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to representation of the Company in connection with the Prospectus.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having regard to legal considerations which we deem relevant, we are of the opinion that:

      1. The Company and Southern Peru Limited ("SPL") have each been duly incorporated and each is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus.

      2. The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock being sold pursuant to the Underwriting Agreement by the Selling Stockholders have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares being sold by the Selling Stockholders are duly listed, and admitted and authorized for trading, on the New York Stock Exchange; the certificates for the Securities are in due and proper form; and the holders of outstanding shares of capital stock of the Company are not entitled to any statutory preemptive or other rights pursuant to the Company's charter to subscribe for the Common Stock.

      3. To our knowledge, there is no pending action, investigation, suit or proceeding by or before any court or governmental agency, authority or body of the United States or any state thereof or any arbitrator in the United States or any state thereof involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not disclosed in the Prospectus; there is no contract or other document known to us required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

      4. Subject to the limitations and qualifications stated therein the statements set forth in the Prospectus under the caption "Taxation" and "Business--Legal Proceedings--Class Action," to the extent that they address matters of law or legal conclusions are correct in all material respects.

      5. Based on oral advice received from the Commission, the Registration Statement became effective under the Act on June 8, 2005; any required filing of any preliminary prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, based solely on the oral advice of the Commission Staff described above, no proceedings for that purpose have been instituted or, to our knowledge, threatened and the Registration Statement and the Prospectus (other than the documents incorporated therein by reference (the "Incorporated Documents") and other than the financial statements and other financial and statistical information contained therein, as to which we express no opinion) as of their respective effective or issue dates appear on their face to be appropriately responsive in all material respects relevant to the offering of the Shares to the requirements of the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder.

      6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

      7. No consent, approval, authorization, filing, order, registration or qualification of or with any United States Federal, New York State, or, to the extent required under The Delaware General Corporation Law, Delaware court or governmental agency or body is required to be obtained or made by the Company in connection with the execution, delivery and consummation by the Company of the transactions contemplated by the Underwriting Agreement and the Prospectus, except such as have been obtained under the Act and the Exchange Act and such as may be required under the Securities Act and the rules and regulations thereunder and by securities or blue sky laws of any state of the United States in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Prospectus.

      8. To our knowledge, neither the Company nor SPL is, and with the giving of notice or lapse of time or both would be, in violation of or in default under its charter or by-laws.

      10. Neither the execution and delivery by the Company of the Underwriting Agreement nor the sale of the Shares by the Selling Stockholders nor the consummation of any of the other transactions by the Company therein contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company or SPL, or (ii) any statute, law, rule or regulation of the United States or the State of New York or the General Corporation Law of the State of Delaware, that, in our experience, is normally applicable to transactions of the type contemplated by the Underwriting Agreement (except that we express no opinion in this paragraph 10 with regards to the application of the anti-fraud provisions of any United States federal securities laws) or, to our knowledge, any judgment, order or decree in each case applicable to the Company of any United States or New York State court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties.

      Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical matters, because many determinations involved in the preparation of the Registration Statement and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of this opinion letter, and because of the limitations inherent in the review made by us and the knowledge available to us, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, including the Incorporated Documents (other than as set forth in paragraph 2 and 4, above) and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

      However, in the course of our acting as counsel for the Company in connection with the preparation of the Registration Statement and the Prospectus, we participated in conferences and telephone conversations with representatives of the Company, accountants for the Company, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) were discussed. In addition, we reviewed certain corporate documents furnished to us by the Company or otherwise in our possession.

      We have endeavored to see that the Registration Statement and the Prospectus comply with the Act and the regulations under the Act relating to registration statements on Form S-3 and related prospectuses, but we have not participated in the preparation of the documents incorporated by reference in the Registration Statement or the Prospectus and we therefore are unable to make any representations to you as to the accuracy or completeness of statements of fact contained in the Registration Statement or the Prospectus, including the documents incorporated by reference therein. Based upon our participation in the above-mentioned conferences and conversations and our review of the documents described above, we advise you that none of the foregoing disclosed to us any information that causes us to believe that as of its effective date, the Registration

Statement (including the Incorporated Documents, except to the extent statements contained in the Incorporated Documents have been modified or superseded by statements contained in the Prospectus) other than the financial statements and other financial or accounting data included therein or omitted therefrom, as to which we express no belief and make no statement, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (other than the financial statements and other financial or accounting data included therein or omitted therefrom, as to which we express no belief and make no statement), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering the opinion expressed in numbered paragraph (4) above, we have relied on the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations, rulings and judicial decisions, in each case as in effect on the date hereof, and this opinion may be affected by amendments to the Code or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof. Our opinion is not binding the Internal Revenue Service or a court and there can be no assurance that the Internal Revenue Service or a court will not adopt a contrary position. We express no opinion as to tax maters other than as to the federal income tax laws of the United States of America and we take undertake no responsibility to update or supplement our opinion.

      The law covered by the opinions expressed herein is limited to the federal law of the United States of America, the law of the State of New York and the Delaware General Corporation Law as in effect on the date hereof, and we express no opinion as to the effect of the laws of other jurisdictions.

      This opinion is furnished solely for the benefit of the Underwriters in connection with the Underwriting Agreement and is not be to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our express written permission. We disclaim any obligation to update anything herein for events occurring after the date hereof.

                                Very truly yours,

MLF/RBW

                                                                         ANNEX B

                   FORM OF PAYET, REY, CAUVI ABOGADOS OPINION

                                                                       [-], 2005

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

            We have acted as Peruvian counsel to Southern Peru Copper Corporation, a Delaware Corporation (the "COMPANY"), in connection with the offer and sale by certain selling stockholders of the Company (the "SELLING STOCKHOLDERS"), and the purchase by you and other several underwriters (the "UNDERWRITERS") named in Schedule II to an Underwriting Agreement dated ______________________, 2005 (the "UNDERWRITING AGREEMENT"), of ________
shares (the "SHARES") of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK") pursuant to the Underwriting Agreement, by and among the Company, the Selling Stockholders and you, as Representatives of the several Underwriters.

            This opinion is rendered to you pursuant to Section 6(b) of the Underwriting Agreement. Capitalized terms used but not otherwise defined herein are used herein as defined in the Underwriting Agreement.

            In rendering the opinions expressed below, we have examined the following documents:

      (a) a signed copy of the Registration Statement on Form S-3, File No. 333-124439, filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on April 28, 2005, as amended by Amendment No. 1 thereto,

      (b) copy of the prospectus related to the Shares in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act (the Registration Statement, as amended through the date on which it became effective, including the exhibits and schedules thereto, being herein referred to as the "Registration Statement," and such prospectus in the form in which it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, being herein referred to as the "Final Prospectus"),

      (c) a signed copy of the Underwriting Agreement.

            The documents referred to in items (a), (b) and (c) above are herein referred to as the "DOCUMENTS".

            We have also examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. We have also obtained such additional information from Southern Peru Copper Corporation, Sucursal del Peru ("SPCC-PERU BRANCH") as we have deemed necessary for the purposes of delivering this opinion.

            As to various questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon certifications by officers of SPCC-Peru Branch and other appropriate persons and statements contained in the Registration Statement and the representations and warranties of the Company and the Selling Stockholders set forth in the Underwriting Agreement.

            In giving this opinion, we have assumed, and the opinion is therefore qualified by, the following:

            (a) Insofar as any obligation needs to be performed in any jurisdiction outside Peru, its performance will not be illegal, ineffective or invalid by virtue of the laws of that jurisdiction.

            (b) All signatures on the documents which, or copies of which, we have examined are genuine.

            (c) Each of the parties to the Documents has the capacity, power and authority and is otherwise able lawfully to enter into such agreements and to execute, deliver and perform the obligations thereunder.

            (d) The execution and delivery of the Documents have been duly authorized by each of the parties thereto, and such agreements have been executed and delivered by such parties.

            (e) Each of the Documents, as executed and delivered, constitute valid and legally binding obligations enforceable in accordance with their respective terms under the laws and jurisdictions specified therein.

            (f) In rendering the opinions contained herein, we have considered the laws of Peru as of the date hereof.

                  Based upon the foregoing, we are of the opinion that:

1. SPCC-Peru Branch is duly registered in Peru as a foreign branch of the Company under the laws of Peru.

2. Under the laws of Peru, SPCC-Peru Branch has full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus.

3. The securities being sold by the Selling Stockholders are duly listed, admitted and authorized for trading on the Lima Stock Exchange and are duly registered with the Comision Nacional Supervisora de Empresas y Valores -- CONASEV under the Registro Publico del Mercado de Valores.

4. SPCC-Peru Branch has all public, regulatory or governmental licenses, concessions, franchises, certificates, permits, consents, orders, approvals and other authorizations necessary to own, lease and operate its respective properties and to conduct their respective businesses as currently owned, leased, operated and conducted ("PERMITS"), except such as, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of SPCC-Peru Branch. SPCC-Peru Branch has fulfilled and performed all its respective obligations with respect to such Permits, and has not received any notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely thereto, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of SPCC-Peru Branch.

5. To our knowledge, there is no pending or threatened action, investigation, suit or proceeding by or before any Peruvian court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that, if determined adversely thereto, would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the SPCC-Peru Branch, except as set forth in or contemplated by the Final Prospectus (exclusive of any supplement thereto); and the statements included or incorporated by reference in the Final Prospectus under the headings "Risk Factors--Risks Associated with Doing Business in Peru and Mexico--There is uncertainty as to the termination and renewal of our mining concessions," "Risk Factors--Risks Associated with Doing Business in Peru and Mexico--Peruvian economic and political conditions may have an adverse impact on our business," "Exchange Rates--Exchange Rates in Peru," "Business--Mining Rights and Concessions-Peru", "Business--Environmental and Related Matters--Peru" and "Business--Legal Proceedings," insofar as such statements purport to summarize or relate to legal proceedings in Peru or provisions of Peruvian laws or regulations, are accurate and fair summaries of such laws or regulations;

6. We have no reason to believe that, solely with respect SPCC-Peru Branch, on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, to which we express no opinion).

7. No consent, approval, authorization, filing, order, registration or qualification of or with any Peruvian court or governmental agency or body, or any Peruvian self-regulating organization or exchange by or in respect of the Company or SPCC-Peru Branch or any subsidiary of the Company or any of the Underwriters (or any agent thereof), is required in connection with the transactions contemplated in the Underwriting Agreement (including, without limitation, the Peru offering), except as have been obtained, all of which are in full force and effect;

8. SPCC-Peru Branch(a) is in compliance with any and all applicable Peruvian laws, regulations or other governmental requirements relating to the protection of human health, safety or the environment or relating to hazardous or toxic substances or wastes, pollutants or contaminants ("PERUVIAN ENVIRONMENTAL LAWS"), (b) have received and are in compliance with all permits, licenses or other approvals required of them under Peruvian Environmental Laws to conduct their respective businesses ("PERUVIAN ENVIRONMENTAL PERMITS") and (c) have not received notice of any actual or potential liability under any Peruvian Environmental Law, except where such non-compliance, failure to receive or comply with Peruvian Environmental Permits or actual or potential liability would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of SPCC-Peru Branch, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Final Prospectus (exclusive of any supplement thereto).

9. SPCC-Peru Branch is not, or with the giving of notice or lapse of time or both would be, in violation of or in default under (a) its registration as a foreign branch of the Company, or (b) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which SPCC-Peru Branch is a party or bound or to which any of its respective properties is subject.

10. No stamp or other transfer taxes or duties and no capital gains, income, stock exchange, value-added, withholding or other taxes are payable in Peru or any political subdivision thereof or any authority having power to tax, by the Company or the Selling Stockholders, in connection with the execution or delivery of the Underwriting Agreement by the Company or the sale or delivery of the Securities by the Selling Stockholders to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by the Underwriting Agreement and the Final Prospectus; provided that (i) the transfer of the Securities is carried out at the trading floor ("rueda de bolsa") of the Lima Stock Exchange; and (ii) no sum of money will be transferred from and/or deposited in an account held at a Peruvian banks, in which case the Impuesto a las Transacciones Financieras (tax upon financial transactions) would be applicable.

11. Neither the execution and delivery of the Underwriting Agreement nor the sale of the Securities nor the consummation of any other of the transactions therein contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to (a) the registration of SPCC-Peru Branch as a foreign branch of the Company (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which SPCC-Peru Branch is a party or bound or to which any of its respective properties is subject, or (c) any statute, law, rule, regulation or decree applicable to SPCC-Peru Branch of any Peruvian court, regulatory body, administrative agency, governmental body or other Peruvian authority having jurisdiction over SPCC-Peru Branch or any of its respective properties.

            We are licensed to practice law in Peru, and we do not hold ourselves out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of Peru.

            The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person without our prior written consent, except that you may deliver this opinion letter to any person that becomes your successor or assignee in accordance with the provisions of the Underwriting Agreement.

                                                        Very truly yours,

                                                        PAYET/REY/CAUVI

                                                                         ANNEX C

                     FORM OF ARMANDO ORTEGA G., ESQ. OPINION

                                                               ___________, 2005

Citigroup Global Markets Inc.
UBS Securities LLC
As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171

     Re: Southern Peru Copper Corporation - Secondary Common Stock Offering

Ladies and Gentlemen:

I am acting in my capacity as General Counsel of Southern Peru Copper Corporation, a Delaware corporation (the "Company"), in connection with the offer and sale by certain selling stockholders of the Company (the "Selling Stockholders"), and the purchase by you and the other several underwriters named in Schedule II thereto (the "Underwriters"), of __________ shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock") pursuant to an Underwriting Agreement dated June__, 2005 (the "Underwriting Agreement"), by and among the Company, the Selling Stockholders and you, as Representatives of the several Underwriters. This opinion is being furnished to you pursuant to Section 6 (d) of the Underwriting Agreement. The capitalized terms used herein that are not defined herein shall have the respective meanings set forth in the Underwriting Agreement.

In rendering the opinions set forth below, I have examined (i) a signed copy of the Registration Statement on Form S-3, File No. 333-124439, filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") on April 28, 2005, as amended by Amendments No. 1 and No. 2 thereto, (ii) copies of the prospectus related to the Shares in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act (the Registration Statement, as amended through the date on which it became effective, including the exhibits and schedules thereto, being herein referred to as the "Registration Statement," and such prospectus in the form in which it was filed with the Commission pursuant to Rule 424(b) under the Securities Act, being herein referred to as the "Prospectus"), and (iii) signed copies of the Underwriting Agreement.

I have also examined originals, or certified, conformed or reproduction copies, of all records, agreements and documents as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. I have also obtained such additional information from the Company as I have deemed necessary for the purpose of delivering this opinion.

In stating my opinion, I have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to me as originals and the conformity to original or certified copies of all copies submitted to me as certified or reproduction copies. I have also assumed, for purposes of the opinions expressed herein, that each of the parties to the Underwriting Agreement, other than the Company, has the requisite corporate power and authority to enter into such agreement and perform its obligations thereunder, and that such agreement has been duly authorized, executed and delivered by each such party.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having regard to legal considerations which I deem relevant, I am of the opinion that:

      a) Each of Minera Mexico, S.A. de C.V. ("Minera Mexico") and its subsidiaries listed on Schedule A (each a "Mexican Subsidiary" and collectively the "Mexican Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full power and authority (corporate and other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

      b) all the outstanding shares of capital stock of Minera Mexico and each of the Mexican Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of Minera Mexico and the Mexican Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries, free and clear of any perfected security interest and, to my knowledge, after due inquiry, any other security interest, claim, lien or encumbrance;

      c) the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Common Stock; except as set forth in the Prospectus, to my knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

      d) Minera Mexico and the Mexican Subsidiaries have all public, regulatory or governmental licenses, concessions, franchises, certificates, permits, consents, orders, approvals and other authorizations necessary to own, lease and operate their respective properties and to conduct their respective businesses as currently owned, leased, operated and conducted ("Permits"), except such as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated by the Final Prospectus (exclusive of any supplement thereto). Minera Mexico and the Mexican Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits, and none of Minera Mexico and the Mexican Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Permit that, if determined adversely thereto, would individually or in the aggregate have a Material Adverse Effect;

      e) to my knowledge, there is no pending or threatened action, investigation, suit or proceeding by or before any Mexican court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that, if determined adversely thereto, would individually or in the aggregate have a Material Adverse Effect, except as set forth in or contemplated by the Final Prospectus (exclusive of any supplement thereto);

      f) the statements included or incorporated by reference in the Final Prospectus under the headings "Risk Factors--Risks Associated with Doing Business in Peru and Mexico--There is uncertainty as to the termination and renewal of our mining concessions," "Risk Factors--Risks Associated with Doing Business in Peru and Mexico--Mexican economic and political conditions may have an adverse impact on our business," "Exchange Rates--Exchange Rates in Mexico," "Business--Mining Rights and Concessions--Mexico", "Business--Environmental and Related Matters--Mexico" and "Business--Legal Proceedings," insofar as such statements purport to summarize or relate to legal proceedings in Mexico or provisions of Mexican laws or regulations, are accurate and fair summaries of such laws or regulations;

      g) no consent, approval, authorization, filing, order, registration or qualification of or with any Mexican court or governmental agency or body, or any Mexican self-regulating organization or exchange, is required in connection with the transactions contemplated in the Underwriting Agreement, except as have been obtained, all of which are in full force and effect;

      h) the Company and its subsidiaries (a) are in compliance with any and all applicable Mexican laws, regulations or other governmental requirements relating to the protection of human health, safety or the environment or relating to hazardous or toxic substances or wastes, pollutants or contaminants ("Mexican Environmental Laws"), (b) have received and are in compliance with all permits, licenses or other approvals required of them under Mexican Environmental Laws to conduct their respective businesses ("Mexican Environmental Permits") and (c) have not received notice of any actual or potential liability under any Mexican Environmental Law, except where such non-compliance, failure to receive or comply with Mexican Environmental Permits or actual or potential liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated by the Final Prospectus (exclusive of any supplement thereto);

      i) no stamp or other transfer taxes or duties and no capital gains, income, stock exchange, value-added, withholding or other taxes are payable in Mexico or any political subdivision thereof or any authority having power to tax, in connection with the execution or delivery of the Underwriting Agreement by the Company or the sale or delivery of the Securities by the Selling Stockholders to the Underwriters or the initial resales thereof by the Underwriters in the manner contemplated by the Underwriting Agreement and the Prospectus;

      j) to my knowledge, none of the Minera Mexico and the Mexican Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under their respective acta constitutiva or estatutos sociales or other constitutive documents;

      k) to my knowledge, none of the Company and the Mexican Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Company or any of the Mexican Subsidiaries is a party or bound or to which any of their respective properties is subject, except as set forth in or contemplated by the Prospectus (exclusive of any supplement thereto) and for any other immaterial violations or defaults;

      l) neither the execution and delivery of the Underwriting Agreement nor the sale of the Securities nor the consummation of any other of the transactions therein contemplated nor the fulfillment of the terms thereof will conflict with, result in a breach or violation of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or the subsidiaries pursuant to, (i) the charter or by-laws of the Minera Mexico or the Mexican Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiaries is a party or bound or to which its or their respective properties is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their respective properties; and

      m) to my knowledge, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement that have not been waived, other than the Selling Stockholders in respect of the Securities.

I have acted as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus, and based on the foregoing, I have no reason to believe that as of its effective date, the Registration Statement (including the Incorporated Documents, except to the extent statements contained in the Incorporated Documents have been modified or superseded by statements contained in the Prospectus) other than the financial statements and other financial or accounting data included therein or omitted therefrom, as to which I express no belief and make no statement, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus (other than the financial statements and other financial or accounting data included therein or omitted therefrom, as to which I express no belief and make no statement), as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

I am licensed to practice law in Mexico and I do not hold myself out as being conversant with, and express not opinion as to, the laws of any jurisdiction other than those of Mexico.

The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any person by any other person without my prior written consent, except that this opinion letter may be relied upon by Milbank, Tweed, Hadley & McCloy LLP in rendering its legal opinion in connection with the closing under the Underwriting Agreement occurring today. I disclaim any obligation to update anything herein for events occurring after the date hereof.

                                Very truly yours,

                                Armando Ortega,
                                General Counsel for the Company

                                                                       ANNEX D-1

              FORM OF CLEARY GOTTLIEB STEEN & HAMILTON LLP OPINION

                                                                 June [__], 2005

CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
As Representatives of the several Underwriters,

c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

            We have acted as special United States counsel to Cerro Trading Company, Inc., a Delaware corporation ("Cerro") and SPC Investors, L.L.C., a Delaware limited liability company ("SPC" and, together with Cerro, the "Selling Stockholders"), in connection with the offering by the Selling Stockholders pursuant to a registration statement on Form S-3 (File No. 333-124439) of 22,551,884 shares of common stock, par value $0.01 per share (the "Securities"), of Southern Peru Copper Corporation, a Delaware corporation (the "Company"). Such registration statement, as amended when it became effective, including the information deemed to be a part thereof as of such time pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), but excluding the documents incorporated by reference therein, is herein called the "Registration Statement," and the related prospectus, as first filed with the Securities and Exchange Commission pursuant to Rule 424(b)(__) under the Securities Act, but excluding the documents incorporated by reference therein, is herein called the "Prospectus." [Sequence and types of filing TBD]. This opinion letter is furnished pursuant to Section 6(e) of the underwriting agreement dated June 9, 2005 (the "Underwriting Agreement") among the Company, the Selling Stockholders, Phelps Dodge Overseas Capital Corporation, Climax Molybdenum BV and the several underwriters named in Schedule I thereto (the "Underwriters").

            In arriving at the opinions expressed below, we have reviewed the following documents:

            (a)   an executed copy of the Underwriting Agreement;

            (b) the Registration Statement and the documents incorporated by reference therein;

            (c) the Prospectus and the documents incorporated by reference therein; and

            (d) the documents delivered to you by the Selling Stockholders at the closing pursuant to the Underwriting Agreement.

            In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Selling Stockholders and such other instruments and other certificates of public officials, officers and representatives of the Selling Stockholders and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

            In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed (including, without limitation, the accuracy of the representations and warranties of the Selling Stockholders in the Underwriting Agreement).

            Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

            1. The Underwriting Agreement has been duly executed and delivered by the Selling Stockholders.

            2. The sale of the Securities to the Underwriters pursuant to the Underwriting Agreement does not, and the performance by the Selling Stockholders of their respective obligations in the Underwriting Agreement will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York that in our experience normally would be applicable to general business entities with respect to such sale or performance, except such as have been obtained or effected under the Securities Act and the Securities Exchange Act of 1934, as amended (but we express no opinion relating to any state securities or Blue Sky laws) or (b) result in a violation of any United States federal or New York State law or published regulation that in our experience normally would be applicable to general business entities with respect to such sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

            3. Assuming that (a) The Depository Trust Company ("DTC") is a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code as in effect in the State of New York (the "UCC") and (b) each Underwriter acquires its interest in the Securities it has purchased without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased Securities from the Selling Stockholders delivered on the date hereof to DTC, made payment therefor pursuant to the Underwriting Agreement and has had such Securities credited to the securities account of such Underwriter maintained with DTC, then such Underwriter will have a securities entitlement (as defined in Section 8-102(a)(17) of the

UCC) to such Securities, and no action based on an adverse claim may be asserted against such Underwriter with respect to such security entitlement.

            The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

            We are furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                           Very truly yours,

                                           CLEARY GOTTLIEB STEEN & HAMILTON LLP

                                           By___________________________________

                                                                       ANNEX D-2

                       FORM OF ADAM J. GRAIS, ESQ. OPINION

                               ADAM J. GRAIS, ESQ.
                                 ATTORNEY AT LAW
                          71 S.WACKER DRIVE, SUITE 4600
                                CHICAGO, IL 60606

                                                                   June __, 2005

CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
As representatives of the several Underwriters,

c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

      I have acted as counsel to SPC Investors, L.L.C., a Delaware limited liability company ("SPC") in connection with the offering by SPC pursuant to a registration statement on Form S-3 (File No. 333-124439) of 22,551,884 shares of common stock, par value $0.01 per share (the "Securities"), of Southern Peru Copper Corporation, a Delaware corporation (the "Company). This opinion letter is furnished pursuant to Section 6(e) of the underwriting agreement dated June 9, 2005 (the "Underwriting Agreement") among the Company, the Selling Stockholders identified therein and the several underwriters named in Schedule I thereto (the "Underwriters").

      In arriving at the opinions expressed below, I have reviewed the following documents:

      (a)   an executed copy of the Underwriting Agreement;

      (b)   the Certificate of Formation and Operating Agreement of SPC; and

      (c) the documents delivered to you by SPC at the closing pursuant to the Underwriting Agreement.

      In addition, I have reviewed the originals or copies of all such records of SPC and such other instruments and other certificates of public officials, officers and representatives of SPC and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

      Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:

      1. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of SPC and SPC has full legal right and authority to sell, transfer and deliver in the manner provided in the Underwriting Agreement the Securities being sold by it thereunder.

      2. The execution and delivery of the Underwriting Agreement and the sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by SPC of its obligations in the Underwriting Agreement will not, result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) the Certificate of Formation or Operating Agreement of SPC, (b) the terms of any indenture or other agreement or instrument known to me to which SPC is a party or bound, or (c) any judgment, order or decree known to me to be applicable to SPC of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over SPC.

      As I am a member of the Bar of the State of Illinois only and am therefore competent to opine only on the laws of that State and of the United States, the foregoing opinions are limited to the federal law of the United States of America and the law of the State of Illinois. Nonetheless, I have experience with, and for the purposes hereof feel comfortable giving my views under, the General Corporation Law of the State of Delaware to the extent relevant to any of the opinions expressed herein.

      I am furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                                   Very truly yours,

                                                   Adam J. Grais

                                                                       ANNEX D-3

                      FORM OF ROBERT W. WEBB, ESQ. OPINION

                           CERRO TRADING COMPANY, INC.
                           225 WEST WASHINGTON STREET
                                CHICAGO, IL 60606

                                                                   June __, 2005

CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
As representatives of the several Underwriters,

c/o UBS Securities LLC
299 Park Avenue
New York, New York  10171

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York  10013

Ladies and Gentlemen:

      I have acted as counsel to Cerro Trading Company, Inc., a Delaware corporation ("Cerro") in connection with the offering by Cerro pursuant to a registration statement on Form S-3 (File No. 333-124439) of 22,551,884 shares of common stock, par value $0.01 per share (the "Securities"), of Southern Peru Copper Corporation, a Delaware corporation (the "Company"). This opinion letter is furnished pursuant to Section 6(e) of the underwriting agreement dated June 9, 2005 (the "Underwriting Agreement") among the Company, the Selling Stockholders identified therein and the several underwriters named in Schedule I thereto (the "Underwriters").

      In arriving at the opinions expressed below, I have reviewed the following documents:

      (a)   an executed copy of the Underwriting Agreement;

      (b)   the Articles of Incorporation and By-Laws of Cerro; and

      (c) the documents delivered to you by Cerro at the closing pursuant to the Underwriting Agreement.

      In addition, I have reviewed the originals or copies of all such records of Cerro and such other instruments and other certificates of public officials, officers and representatives of Cerro and such other persons, and I have made such investigations of law, as I have deemed appropriate as a basis for the opinions expressed below.

      Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that:

      1. The execution and delivery of the Underwriting Agreement have been duly authorized by all necessary corporate action of Cerro and Cerro has full legal right and authority to sell, transfer and deliver in the manner provided in the Underwriting Agreement the Securities being sold by it thereunder.

      2. The execution and delivery of the Underwriting Agreement and the sale of the Securities to the Underwriters pursuant to the Underwriting Agreement do not, and the performance by Cerro of its obligations in the Underwriting Agreement will not, result in a breach or violation of any of the terms and provisions of, or constitute a default under, (a) the Articles of Incorporation or By-Laws of Cerro, (b) the terms of any indenture or other agreement or instrument known to me to which Cerro is a party or bound, or (c) any judgment, order or decree known to me to be applicable to Cerro of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over Cerro.

      As I am a member of the Bar of the State of Illinois only and am therefore competent to opine only on the laws of that State and of the United States, the foregoing opinions are limited to the federal law of the United States of America and the law of the State of Illinois. Nonetheless, I have experience with, and for the purposes hereof feel comfortable giving my views under, the General Corporation Law of the State of Delaware to the extent relevant to any of the opinions expressed herein.

      I am furnishing this opinion letter to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such in connection with the offering of the Securities. This opinion letter is not to be relied on by or furnished to any other person or used, circulated, quoted or otherwise referred to for any other purpose. I assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

                                         Very truly yours,

                                         Robert W. Webb
                                         General Counsel & Secretary

                                                                       ANNEX E-1

                    FORM OF DEBEVOISE & PLIMPTON LLP OPINION

[Date]

[Underwriters]

                        Southern Peru Copper Corporation

Ladies and Gentlemen:

We have acted as New York special counsel to Phelps Dodge Overseas Capital Corporation, a Delaware corporation ("PDOCC"), and Climax Molybdenum BV, a Dutch corporation ("Climax" and, together with PDOCC, the "PD Entities") in connection with the sale by PDOCC on this day of - shares, and the sale by Climax on this day of - shares (collectively, the "Shares") of the Common Stock, $.01 par value (the "Common Stock"), of Southern Peru Copper Corporation, a Delaware corporation (the "Company"), to the several Underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement, dated - (the "Underwriting Agreement"), between the Company, the stockholders of the Company named in
Schedule II to the Underwriting Agreement (the "Selling Stockholders") and you, as Representatives of the several Underwriters and the preparation of the Underwriting Agreement. All other capitalized terms used herein without definition have the respective meanings specified in the Underwriting Agreement. We are delivering this letter to you pursuant to Section 6(f) of the Underwriting Agreement.

In connection with this opinion, we have examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the PD Entities, such certificates of public officials, and such other documents, and have made such investigations of law, as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. For the purposes of the opinions expressed below, we have relied as to factual matters upon, and assume the accuracy of, the statements made in the certificates of officers of the PD Entities delivered to us, the representations and warranties of the parties to the Underwriting Agreement that are contained in or made pursuant to the Underwriting Agreement and certificates and other statements or information of or from public officials and officers and representatives of the Company, its subsidiaries and others.

We have also assumed that: (i) Climax has duly authorized and has the power and authority to enter into and perform its obligations under the Underwriting Agreement; (ii) Climax has duly executed and delivered the Underwriting Agreement; and (iii) each of the parties to the Underwriting Agreement, other than the PD Entities, have performed or complied with their covenants and agreements contained therein.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

      1. The Underwriting Agreement has been duly authorized, executed and delivered by PDOCC, and PDOCC has corporate power and authority to sell, transfer and deliver in the manner provided in the Underwriting Agreement the Shares being sold by it thereunder.

      2. The execution, delivery and performance by each PD Entity of the Underwriting Agreement does not, and the sale of the applicable Shares by each PD Entity pursuant to the Underwriting Agreement will not, to our knowledge, violate the General Corporation Law of the State of Delaware, or any existing United States Federal or New York State statute, except as would not reasonably be expected to have a material adverse effect on the business, financial position or results of operations of either PD Entity or the consummation of the sale of the applicable Shares by either PD Entity pursuant to the Underwriting Agreement.

      3. No consent, approval, authorization, order, registration or qualification of or with any United States Federal or New York court or governmental agency or body is required to be made or obtained by either PD Entity for the execution, delivery and performance by such Entity of the Underwriting Agreement and for the sale of the applicable Shares by such Entity to the Underwriters as contemplated by the Underwriting Agreement, except such as have been obtained under the Act, the Securities Exchange Act of 1934, as amended, and such as may be required under state securities or blue sky laws or by the rules and regulations of the NASD in connection with the purchase and distribution of the Shares by the Underwriters.

      4. Assuming that each Underwriter acquires its interest in the Shares it has purchased from the PD Entities without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York (the "UCC")), each Underwriter that has purchased such shares delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided in the Underwriting Agreement and that has had such shares credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such security entitlement.

The opinions expressed in paragraphs 1 and 2 above are limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, as currently in effect, and the opinions expressed in paragraphs 3 and 4 above are limited to the Federal laws of the United States and the laws of the State of New York, as currently in effect.

                                     * * * *

This letter is solely for your and the Underwriters' benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted or disclosed in whole or in part without our prior written consent. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions or beliefs expressed herein after the date hereof.

                                Very truly yours,

                                                                       ANNEX E-2

                       FORM OF LOYENS & LOEFF N.V. OPINION

To:

Each of the parties listed
on Schedule I attached hereto

                        SOUTHERN PERU COPPER CORPORATION

Privileged
London, [-] 2005

Ladies and Gentlemen,

You have requested us, the undersigned, as special counsel on certain matters of Dutch law to Climax Molybdenum B.V., a private limited liability company, incorporated under the laws of the Netherlands (the "COMPANY") to render an opinion in connection with that certain underwriting agreement by and among the Company, Southern Peru Copper Corporation, a Delaware corporation, organised under the laws of Delaware, United States of America, Cerro Trading Company, Inc., a corporation organised under the laws of [-], Phelps Dodge
Corporation, a corporation organised under the laws of [-], Citigroup
Global Markets Inc., a corporation organised under the laws of [-], and UBS Securities LLC, a corporation organised under the laws of [-], dated as of [-] (the "AGREEMENT").

Capitalised terms used herein which are not otherwise defined herein are used as defined in the Agreement. Headings used in this opinion are for ease of reference only and shall not affect the interpretation hereof.

In rendering this opinion, we have examined and relied upon a [facsimile][electronically transmitted][original] copy of an executed copy of the Agreement and upon the following documents:

(1) a facsimile copy of an excerpt dated [-], 2005 of the registration of the Company in the trade register of the Chamber of Commerce of Rotterdam, the Netherlands (the "TRADE REGISTER") (the "EXCERPT");

(2) a facsimile copy of the articles of association (statuten) of the Company, as they read as per the date of amendment of May 12, 1998 (the "ARTICLES"); and

(3) a copy of the resolution of the board of managing directors of the Company, dated [-] 2005, resolving to enter into and approving, the execution of and the performance of the obligations under the Agreement (the "BOARD RESOLUTION").

For the purpose of the opinions expressed herein, we have assumed:

(i)    the genuineness of all signatures;

(ii)   the authenticity of all documents submitted to us as originals;

(iii)  the conformity to the originals of documents submitted to us as copies;

(iv) that the information recorded in the Excerpt is true, accurate and complete the date hereof [and on the date of the Board Resolution] (although not constituting conclusive evidence thereof our assumption is supported by information obtained by telephone today from the Trade Register confirming that no changes were registered after the date of the Excerpt);

(v) that the Company has been duly incorporated as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands;

(vi) that the Company has not been dissolved (ontbonden), merged (gefuseerd), split up (gesplitst), granted a suspension of payments (surseance van betaling verleend), or declared bankrupt (failliet verklaard) or subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the 29 May 2000 Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings (the "INSOLVENCY REGULATION") (although not constituting conclusive evidence thereof, our assumption is supported by information obtained by telephone today from the bankruptcy clerk's office (faillissementsgriffie) of the court in Rotterdam, the Netherlands);

(vii) that the Articles are the articles of association (statuten) of the Company in force on the date hereof [and on the date of the Board Resolution] (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt);

(viii) that the Board Resolution (a) correctly reflects the resolutions made by the management board of the Company in respect of the transaction(s) contemplated by the Agreement, (b) has been made with due observance of the Articles, and (c) has not been and will not be amended, revoked, or declared null and void;

(ix) that none of the members of the management board of the Company has a (potential) conflict of interest with the Company in connection with the Agreement or the transactions contemplated thereby, that would preclude any of them from validly representing the Company;

(x) that the general meeting of shareholders of the Company has not subjected any resolutions of the management of the Company to its approval;

(xi)   that the Agreement has been signed on behalf of the Company by [-];

(xii) that each party to the Agreement, other than the Company, is validly existing under the laws under which it is purported to have been incorporated;

(xiii) that (a) each party to the Agreement, other than the Company, has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under the Agreement, and (b) the Agreement has been duly authorised, executed, and delivered by or on behalf of the parties thereto other than the Company;

(xiv) that all documents, other than the Agreement, relating to the present transaction, constitute, and will continue to constitute, the legal, valid, and binding obligations of the parties thereto, enforceable against those parties in accordance with their terms and that such documents will not affect the validity of the opinions given herein;

(xv) that the entering into the Agreement by the Company is in furtherance of its corporate objects as meant in section 2:7 of the Dutch Civil Code;

(xvi) that, under the laws by which it is expressed to be governed and under the laws of any other jurisdiction (other than the laws of the Netherlands), the Agreement constitutes the legal, valid and binding obligations of the parties thereto, and is enforceable against those parties in accordance with its terms; and

(xvii) that the shares in the capital of Southern Peru Copper Corporation will not be offered or sold, directly or indirectly, in the Netherlands to persons other than to individuals or legal entities, that trade or invest in securities in the conduct of or profession or trade and that a selling restriction to that effect has been included in the offering document/pricing supplement and advertisements and documents in which the offer is announced.

Based upon the foregoing and subject to any factual matters or documents not disclosed to us in the course of our investigation, and subject to the qualifications and limitations stated hereafter, we are of the opinion that on the date hereof:

CORPORATE POWER

A. The Company has the corporate power to execute and deliver the Agreement and to perform its obligations thereunder.

DULY AUTHORISED, EXECUTED AND DELIVERED

B. The Agreement has been duly authorised by all requisite corporate action on the part of, and has been duly executed and delivered by, the Company.

CHOICE OF LAW

C. The choice of the laws of the State of New York as the law governing the Agreement is valid and binding under the laws of the Netherlands, except
      (i) to the extent that any term of the Agreement or any provision of the laws of the State of New York law applicable to the Agreement is manifestly incompatible with the public policy (ordre public) of the Netherlands and (ii) that a Dutch court may give effect to mandatory rules of the laws of the Netherlands or of another jurisdiction, with which the situation has a close connection, if and insofar as, under the laws of the Netherlands or that other jurisdiction, those rules must be applied irrespective of the chosen law.

NON-CONFLICTS WITH LAW

D. The execution and delivery by the Agreement and the performance by the Company of its obligations thereunder do not conflict with or result in a violation of the Articles or the provisions of any published law, rule or regulation of general application of the Netherlands.

CONSENTS

E. Save for the approvals which have been obtained, no approval, authorisation or other action by, or filing with, any Dutch governmental, regulatory or supervisory authority or body, is required in connection with the execution by the Company of the Agreement and the performance by the Company of its obligations thereunder, except that there may be reporting requirements to the Dutch Central Bank ("De Nederlandsche Bank") on (inter alia) cross border payments pursuant to the Regulation of 4 February 2003 under the Act on Financial Foreign Relations 1994 (Wet financiele betrekkingen buitenland 1994). Failure to observe these filing, disclosure or notification requirements does not render the Agreement void, nor does it affect the legality, validity or enforceability of the obligations of the Company under the Agreement.

This opinion is subject to the following qualifications:

a. The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), insolvency, fraudulent conveyance (actio pauliana), reorganisation, suspension of payments (surseance van betaling) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditor's rights (including but not limited to the laws that apply pursuant to the Insolvency Regulation).

b. The enforcement in the Netherlands of the Agreement will be subject to the rules of civil procedure as applied by Dutch courts. Specific performance may not always be available under Dutch law.

c. If proceedings are instituted against the Company in the courts of the Netherlands in respect of any sum payable under the Agreement, the claimant has the option to request those courts to render judgment either in United States Dollars or in the lawful currency of the Netherlands. A final judgment in United States Dollars may be enforced in the Netherlands either in United States Dollars or, if enforcement purposes would so require, in the lawful currency of the Netherlands. In either case, the applicable rate of exchange would be such rate that procures that the amount in the lawful currency of the Netherlands is sufficient for the claimant to purchase, on the date of payment by the Company, forthwith the sum payable in United States Dollars.

d.    The Company may be appointed by the Dutch Central Bank (De Nederlandsche
      Bank) pursuant to the Regulation of 4 February 2003, issued by the Dutch Central Bank, implementing the reporting instructions under the Act on Financial Foreign Relations 1994 (Wet financiele betrekkingen buitenland
      1994), and if so appointed, such company has to file reports with the Dutch Central Bank for the benefit of the composition of the balance of payments for the Netherlands by the Dutch Central Bank.

e. Any dealer, arranger, selling agent and/or other person providing services as security intermediary in or from the Netherlands must either be licensed or exempt under section 7 up to and including 10 of the Act on the Supervision of Securities Transactions 1995 (Wet toezicht effectenverkeer 1995)

f. We express no opinion on any law other than the law of the Netherlands (unpublished case law not included) as it currently stands. We express no opinion on any laws of the European Communities (insofar as not implemented in the Netherlands in statutes or regulations of general application or unless it concerns EU Regulations (Verordeningen) in effect in the Netherlands on the date of the opinion). In this opinion letter we express no opinion on tax law, on the business merits of the transaction contemplated by the Agreement or on anti-trust law.

In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. This opinion letter may only be relied upon under the express condition that any issue of interpretation or liability arising thereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

This opinion letter is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in any of the above documents or any other document examined in connection with this opinion except as expressly confirmed herein.

This opinion letter is addressed to you and may only be relied upon by you in connection with the transactions to which the Agreement relate, and may not be relied upon by any other person, firm, company, or institution without our prior written consent.

Yours faithfully,
Loyens & Loeff N.V.

_______________________                         _____________________

                                   SCHEDULE I
                               OPINION ADDRESSEES

[Underwriters]

                                                                       ANNEX E-3

                   FORM OF CATHERINE R. HARDWICK, ESQ. OPINION

                    [Letterhead of Phelps Dodge Corporation]

                                     June   , 2005

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

UBS Securities LLC
299 Park Avenue
New York, New York 10171

Dear Ladies and Gentlemen:

I am the Assistant General Counsel and Secretary of Phelps Dodge Corporation, a New York corporation ("Phelps Dodge"). In such capacity, I am familiar with the legal affairs of Phelps Dodge Overseas Capital Corporation, a Delaware corporation ("PDOCC"), and Climax Molybdenum BV, a Dutch corporation ("Climax" and, together with PDOCC, the "PD Entities"), both of which are subsidiaries of Phelps Dodge, including the sale by PDOCC on this day of - shares, and the sale by Climax on this day of - shares (collectively, the "Shares") of the Common Stock, $.01 par value (the "Common Stock"), of Southern Peru Copper Corporation, a Delaware corporation (the "Company"), to the several Underwriters (the "Underwriters") named in Schedule I to the Underwriting Agreement, dated - (the "Underwriting Agreement"), between the Company, the stockholders of the Company named in Schedule II to the Underwriting Agreement (the "Selling Stockholders") and you, as Representatives of the several Underwriters. I have examined copies, certified or otherwise identified to my satisfaction, of such documents, certificates of public officials and other instruments as I have deemed necessary or appropriate for purposes of this opinion. Capitalized terms used herein without definition have the meanings specified in the Underwriting Agreement.

Based upon the foregoing, but subject to the qualifications stated below, I am of the opinion that, to the best of my knowledge, neither the execution and delivery of the Underwriting Agreement nor the sale of the Shares being sold by the PD Entities nor the consummation of any other of the transactions therein contemplated by the PD Entities nor the fulfillment of the terms thereof by the PD Entities will conflict with, result in a breach or violation of, or constitute a default under any agreement or instrument known to me and to which any of the PD Entities is a party or bound, or any judgment, order or decree known by me to be applicable to the PD Entities of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the PD Entities.

I am delivering this opinion to you pursuant to Section 6(f) of the Underwriting Agreement, and no persons other than the Underwriter are entitled to rely on this opinion.

The opinions expressed herein are limited to the Federal laws of the United States and the laws of the State of Arizona.

                                Very truly yours,